UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

NextCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38905	47-5231247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9000 Virginia Manor Road, Suite 200
Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

(240) 399-4900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2021, NextCure, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters voted upon at the Annual Meeting and the final voting results for each matter as certified by the inspector of election.

Proposal No. 1: Election of Class II Directors

The Company’s stockholders elected Ellen v. Jones, Ph.D., and Chau Q. Khuong as Class II members of the Company’s Board of Directors (the “Board”), each to serve a three-year term expiring at the Company’s 2024 Annual Meeting of Stockholders, or until such director's earlier death, resignation, or removal from the Board. The results of the votes were as follows:

	For	Against	Abstain	Broker Non-Votes
Elaine V. Jones, Ph.D.	15,606,215	2,167,379	13,993	4,303,808
Chau Q. Khuong	16,317,616	1,456,078	13,893	4,303,808

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,953,903	11,361	126,131	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTCURE, INC.
Date: June 25, 2021

/s/ Steven P. Cobourn
Steven P. Cobourn
Chief Financial Officer